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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated January 19, 2000
(except for Note 11, as to which the date is           , 2000), in Amendment
No. 2 to the Registration Statement on Form S-1 (No. 333-95923) and the related Prospectus of Impresse Corporation for the registration of shares of its common stock.

San Jose, California

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The foregoing consent is in the form that will be signed upon the consummation of the Delaware reincorporation and other matters described in Note 11 to the financial statements.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
March 21, 2000